Exhibit 99.1

NEWS RELEASE

Contact:	Ted Detrick, Investor Relations – (215) 761-1414
Gene Reineke, Media Relations – (215) 761-6046

CIGNA REPORTS SECOND QUARTER 2010 RESULTS

o
Second quarter 2010 shareholders’ net income was $294 million, or $1.06 per share, compared to $435 million, or $1.58 per share, for the same period last year.  Shareholders’ net income included a loss of $0.37 per share in the second quarter of 2010 compared to income of $0.40 per share in the second quarter of 2009 from results for the Guaranteed Minimum Income Benefits (GMIB)1 business.

o
Adjusted income from operations2 in the quarter was $384 million, or $1.38 per share, reflecting the benefit of our diversified global portfolio, with each of our ongoing businesses, specifically International, Disability and Life, and Health Care, reporting strong results.

o	The Company repurchased approximately 6.2 million shares for approximately $200 million through August 4, 2010.

o	The Company now estimates full year 2010 earnings per share, on an adjusted income from operations2,3 basis, to be in the range of $4.10 to $4.40 per share.

PHILADELPHIA, August 5, 2010 – CIGNA Corporation (NYSE: CI) today reported shareholders’ net income of $294 million, or $1.06 per share, for the second quarter of 2010 compared with shareholders’ net income of $435 million, or $1.58 per share, for the same period last year.  Shareholders’ net income included a loss of $0.37 per share in the second quarter of 2010 and income of $0.40 per share for the same period last year from results of the GMIB1 business, primarily related to interest rate movements. Second quarter 2009 results also included two special items5; a benefit of $30 million after-tax, or $0.11 per share, related to the decision to freeze the CIGNA Pension Plan and CIGNA Supplemental Pension Plan and an after-tax charge of $9 million, or $0.04 per share, which represented incremental actions related to CIGNA's previously announced cost reduction plan.

CIGNA's adjusted income from operations2 for the second quarter of 2010 was $384 million, or $1.38 per share, compared to adjusted income from operations2 of $313 million, or $1.14 per share, for the same period last year.

"Our second quarter 2010 results demonstrate that we continue to effectively execute our global growth strategy,” said David M. Cordani, President and Chief Executive Officer of CIGNA Corporation.  “Our focus is on delivering value for our customers and shareholders.  We do that by listening, understanding, and helping our customers and by leveraging our diverse portfolio of solutions that are aligned with our mission to help people around the world improve their health, well-being and sense of security.  I’m proud of what we’ve accomplished and now look forward to continuing to deliver on our mission and maintaining our positive trajectory.”

CONSOLIDATED HIGHLIGHTS

The following is a reconciliation of adjusted income from operations2 to shareholders’ net income (after-tax; dollars in millions, except per share amounts):

				Six Months
	Three Months Ended			Ended
	June 30,	June 30,	March 31,	June 30,
	2010	2009	2010	2010

Adjusted income from operations2	$384	$313	$281	$665
Net realized investment gains (losses), net of taxes	14	(9)	(3)	11
GMIB results, net of taxes1, 4	(104)	110	5	(99)
Special items, net of taxes5	-	21	-	-
Shareholders' income from continuing operations	$294	$435	$283	$577
Shareholders' net income2	$294	$435	$283	$577

Adjusted income from operations, per share2	$1.38	$1.14	$1.01	$2.39

Shareholders' income from continuing operations, per share	$1.06	$1.58	$1.02	$2.08
Shareholders' net income, per share	$1.06	$1.58	$1.02	$2.08

o
Consolidated revenues were $5.4 billion and $4.5 billion for the second quarters of 2010 and 2009, respectively.  Year over year growth reflects strong retention and new sales in targeted market segments.  This is a result of the Company’s efforts to enhance customer access, improve the quality of care and provide products and services on a cost effective basis through more than 60 million customer relationships we maintain with individuals we serve throughout the United States and around the world.

o	Cash and short term investments at the parent company were approximately $720 million at June 30, 2010 and $475 million at December 31, 2009.

o
The Company repurchased approximately 3.7 million shares of its stock on the open market for $123 million during the second quarter of 2010 and approximately 2.5 million shares for $77 million from July 1, 2010 to August 4, 2010.

HIGHLIGHTS OF SEGMENT RESULTS

•	“Adjusted segment earnings (loss)” are adjusted income (loss) from operations2, as applicable, for each segment (see Exhibit 2).

Health Care

•
This segment includes medical and specialty health care products and services provided on guaranteed cost, retrospectively experience-rated and service-only funding bases.  Specialty health care includes behavioral, dental, disease and medical management, stop-loss, and pharmacy-related products and services.

Financial Results (dollars in millions, medical membership in thousands):

				Six Months
	Three Months Ended			Ended
	June 30,	June 30,	March 31,	June 30,
	2010	2009	2010	2010

Adjusted Segment Earnings, After-Tax	$247	$177	$167	$414
Premiums and Fees	$3,276	$2,855	$3,319	$6,595
Segment Margin, After-Tax7	6.6%	5.4%	4.4%	5.5%

Aggregate Medical Membership	11,365	11,189	11,353

•
Overall, results in our Health Care segment reflect focused execution of our growth strategy, driven by strong retention and new sales in our key customer segments and geographies.  In addition, results demonstrate strong clinical quality and competitively attractive medical costs for all of our customers, 80% of which we serve through self-funded relationships.

•
Second quarter 2010 adjusted segment earnings include favorable prior year claim development of approximately $14 million after-tax, as well as favorable first quarter claim development of approximately $26 million after-tax related to lower-than-expected utilization levels and seasonally low claims related to growth in high deductible plans.  Results also include membership growth and strong contributions from our specialty products, as well as continued operating expense improvements.

•
Premiums and fees in the second quarter 2010 increased approximately 15% relative to second quarter 2009, primarily due to net membership growth and a change in membership mix, which includes a higher percentage of commercial and Medicare related risk businesses.

•
Health care medical claims payable6 increased to approximately $1.0 billion at June 30, 2010 from $715 million at December 31, 2009, primarily due to membership growth in our commercial and Medicare related risk businesses.

Disability and Life

•	This segment includes CIGNA’s group disability, life, and accident insurance operations that are managed separately from the health care business.

Financial Results (dollars in millions):

				Six Months
	Three Months Ended			Ended
	June 30,	June 30,	March 31,	June 30,
	2010	2009	2010	2010

Adjusted Segment Earnings, After-Tax	$89	$90	$70	$159
Premiums and Fees	$650	$661	$661	$1,311
Segment Margin, After-Tax7	11.9%	12.0%	9.3%	10.6%

•	Segment results include strong retention and new sales of our disability management programs which help employees return to work, resulting in increased productivity and lower costs for our customers.

•
Second quarter 2010 adjusted segment earnings also include the net favorable impact of $29 million after-tax related to reserve studies on our disability book of business, reflecting continued operating excellence in our disability management programs.  Second quarter 2009 and first quarter 2010 results also included the net favorable impact of reserve studies of $20 million after-tax for our disability and $10 million after-tax for our life books of business, respectively.

International

•	This segment includes CIGNA’s supplemental health, life, and accident insurance and expatriate benefits businesses operating in select international markets.

Financial Results (dollars in millions):

				Six Months
	Three Months Ended			Ended
	June 30,	June 30,	March 31,	June 30,
	2010	2009	2010	2010

Adjusted Segment Earnings, After-Tax	$64	$63	$72	$136
Premiums and Fees	$542	$462	$527	$1,069
Segment Margin, After-Tax7	11.2%	13.0%	13.0%	12.1%

•
Segment results reflect continued effective execution of our global growth strategy, as evidenced by strong revenue growth in both our supplemental Health, Life and Accident and Expatriate Benefits businesses.

•
Adjusted segment earnings for second quarter 2010 also continued to benefit from favorable claims experience in the Expatriate Benefits business, as well as rate increases on renewals.   The net favorable after-tax impact from foreign currency movements was $4 million in the quarter compared to the same period last year, which was in line with expectations.  Second quarter 2009 and first quarter 2010 results also included the net favorable adjustments of $14 million and $5 million, respectively, related to the implementation of a capital management strategy.

Other Segments

•	Adjusted segment earnings (losses) for CIGNA's remaining operations are presented below (after-tax, dollars in millions):

				Six Months
	Three Months Ended			Ended
	June 30,	June 30,	March 31,	June 30,
	2010	2009	2010	2010

Run-off Reinsurance	$-	$2	$(1)	$(1)
Other Operations	$24	$21	$19	$43
Corporate	$(40)	$(40)	$(46)	$(86)

•	Second quarter 2010 adjusted income from operations reflect break-even results for the VADBe1 business included in our Run-off Reinsurance operations.

OUTLOOK

•
CIGNA now estimates full year 2010 consolidated adjusted income from operations2,3 to be in the range of $1.13 billion to $1.21 billion, or $4.10 to $4.40 per share.  This outlook reflects approximately break-even results for VADBe1 for full-year 2010.  This assumes that actual experience, including capital market performance, will be consistent with long term reserve assumptions.  However, if the current environment of sustained equity market volatility and low levels of interest rates persists, the Company may increase reserves, which could result in losses in the second half of 2010 for VADBe1.  See the Critical Accounting Estimates section of the Management’s Discussion and Analysis of the Company’s 2009 Form 10-K for more information on the effect of capital market assumption changes on shareholders’ net income.

•	CIGNA now estimates full year 2010 adjusted income from operations2,3 for the Health Care segment to be in the range of $765 million to $825 million.

•	CIGNA now estimates full year 2010 adjusted income from operations2,3 for the Group Disability and Life, and International segments to be in the range of $510 million to $530 million.

•	CIGNA’s earnings and earnings per share outlooks exclude the impact of any future stock repurchase8.

•	CIGNA now estimates full year 2010 medical membership outlook to reflect growth of approximately 3%.

The foregoing statements represent management’s current estimate of CIGNA's 2010 consolidated and segment adjusted income from operations2,3 as of the date of this release.  Actual results may differ materially depending on a number of factors, and investors are urged to read the Cautionary Statement included in this release for a description of those factors.  Management does not assume any obligation to update these estimates.

This quarterly earnings release and the Quarterly Statistical Supplement inclusive of the Investment Supplement are available on CIGNA’s website in the Investor Relations, Most Recent Disclosures section (http://www.cigna.com/about_us/investor_relations/recent_disclosures.html).  A link to the conference call, on which management will review second quarter 2010 results and discuss full year 2010 outlook is available in the Investor Relations, Event Calendar section of CIGNA’s website (http://www.cigna.com/about_us/investor_relations/events.html).

Notes:

1.
The Guaranteed Minimum Income Benefits (GMIB) business and Guaranteed Minimum Death Benefits business, also known as Variable Annuity Death Benefits (VADBe), are included in our Run-off Reinsurance operations.  These businesses have been in run-off since 2000.

2.
CIGNA measures the financial results of its segments using Segment Earnings (Loss), which is defined as shareholders’ income (loss) from continuing operations before net realized investment results.  Adjusted income (loss) from operations is defined as segment earnings excluding special items (which are identified and quantified in Note 5) and excludes results of CIGNA's GMIB1 business.  Adjusted income (loss) from operations is a measure of profitability used by CIGNA’s management because it presents the underlying results of operations of CIGNA’s businesses and permits analysis of trends in underlying revenue, expenses and shareholders’ net income.  This measure is not determined in accordance with generally accepted accounting principles (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measures, which are segment earnings (loss), shareholders’ income from continuing operations, and shareholders’ net income.  See Exhibit 2 for a reconciliation of adjusted income (loss) from operations to segment earnings (loss), shareholders’ income from continuing operations, and consolidated shareholders’ net income.

3.
Information is not available for management to (1) reasonably estimate future net realized investment gains (losses) or (2) reasonably estimate future GMIB1 business results due in part to interest rate and stock market volatility and other internal and external factors; therefore it is not possible to provide a forward-looking reconciliation of adjusted income from operations to shareholders’ income from continuing operations.  Special items for the remainder of 2010 may include potential adjustments associated with cost reduction, litigation and tax related items.  Information is not available for management to identify, other than these items, or reasonably estimate additional 2010 special items.

4.
The application of the FASB’s fair value disclosure and measurement guidance (ASC 820-10), which impacts reinsurance contracts covering GMIB1, does not represent management's expectation of the ultimate payout.  Changes in underlying contract holder account values, interest rates, stock market volatility, and other factors may result in changes to the fair value assumptions, and/or amount that will be required to ultimately settle the Company’s obligations, which could result in a material adverse or favorable impact on the Run-off Reinsurance segment and CIGNA's results of operations.

5.
Special items included in shareholders’ net income and segment earnings (loss), but excluded from adjusted income (loss) from operations, adjusted segment earnings, and the calculation of segment margins are:

Second Quarter 2009
•	After-tax benefit of $30 million related to the decision to freeze the CIGNA Pension Plan and CIGNA Supplemental Pension Plan, effective July 1, 2009.
•	After-tax charge of $9 million related to CIGNA's previously announced cost reduction plan.

6.
Health care medical claims payable are presented net of reinsurance and other recoverables.  The gross health care medical claims payable balance was $1.3 billion as of June 30, 2010 and $921 million as of December 31, 2009.

7.
Segment margins in this press release are calculated by dividing adjusted segment earnings by segment revenues.  Segment margins including special items for Health Care were 5.9% for the three months ended June 30, 2009.  Segment margins including special items for Disability and Life were 12.4% for the three months ended June 30, 2009.  Segment margins including special items for International were 13.2% for the three months ended June 30, 2009.

8.
Repurchases may from time to time be made pursuant to written trading plans under Rule 10b5-1, which permit shares to be repurchased when CIGNA might otherwise be precluded from doing so under insider trading laws or because of self-employed trading blackout periods.

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

CIGNA Corporation and its subsidiaries (the “Company”) and its representatives may from time to time make written and oral forward-looking statements, including statements contained in press releases, in the Company’s filings with the Securities and Exchange Commission, in its reports to shareholders and in meetings with analysts and investors.  Forward-looking statements may contain information about financial prospects, economic conditions, trends and other uncertainties.  These forward-looking statements are based on management’s beliefs and assumptions and on information available to management at the time the statements are or were made.  Forward-looking statements include but are not limited to the information concerning possible or assumed future business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, trends and, in particular, the Company’s productivity initiatives, litigation and other legal matters, operational improvement initiatives in the health care operations, and the outlook for the Company’s full year 2010 and beyond results.  Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe”, “expect”, “plan”, “intend”, “anticipate”, “estimate”, “predict”, “potential”, “may”, “should” or similar expressions.

You should not place undue reliance on these forward-looking statements.  The Company cautions that actual results could differ materially from those that management expects, depending on the outcome of certain factors.  Some factors that could cause actual results to differ materially from the forward-looking statements include:

1.	increased medical costs that are higher than anticipated in establishing premium rates in the Company’s Health Care operations, including increased use and costs of medical services;
2.	increased medical, administrative, technology or other costs resulting from new legislative and regulatory requirements imposed on the Company’s employee benefits businesses;
3.
challenges and risks associated with implementing operational improvement initiatives and strategic actions in the ongoing operations of the businesses, including those related to: (i) growth in targeted geographies, product lines, buying segments and distribution channels, (ii) offering products that meet emerging market needs, (iii) strengthening underwriting and pricing effectiveness, (iv) strengthening medical cost and medical membership results, (v) delivering quality member and provider service using effective technology solutions, (vi) lowering administrative costs and (vii) transitioning to an integrated operating company model, including operating efficiencies related to the transition;

4.
risks associated with pending and potential state and federal class action lawsuits, disputes regarding reinsurance arrangements, other litigation and regulatory actions challenging the Company’s businesses, including disputes related to payments to providers, government investigations and proceedings, and tax audits and related litigation;

5.	heightened competition, particularly price competition, which could reduce product margins and constrain growth in the Company’s businesses, primarily the Health Care business;
6.
risks associated with the Company’s mail order pharmacy business which, among other things, includes any potential operational deficiencies or service issues as well as loss or suspension of state pharmacy licenses;

7.	significant changes in interest rates and deterioration in the loan to value ratios of commercial real estate investments for a sustained period of time;
8.
downgrades in the financial strength ratings of the Company’s insurance subsidiaries, which could, among other things, adversely affect new sales, retention of current business as well as a downgrade in financial strength ratings of reinsurers which could result in increased statutory reserve or capital requirements;

9.
limitations on the ability of the Company’s insurance subsidiaries to dividend capital to the parent company as a result of downgrades in the subsidiaries’ financial strength ratings, changes in statutory reserve or capital requirements or other financial constraints;

10.
inability of the program adopted by the Company to substantially reduce equity market risks for reinsurance contracts that guarantee minimum death benefits under certain variable annuities (including possible market difficulties in entering into appropriate futures contracts and in matching such contracts to the underlying equity risk);

11.
adjustments to the reserve assumptions (including lapse, partial surrender, mortality, interest rates and volatility) used in estimating the Company’s liabilities for reinsurance contracts covering guaranteed minimum death benefits under certain variable annuities;

12.
adjustments to the assumptions (including annuity election rates and amounts collectible from reinsurers) used in estimating the Company’s assets and liabilities for reinsurance contracts covering guaranteed minimum income benefits under certain variable annuities;

13.
significant stock market declines, which could, among other things, result in increased expenses for guaranteed minimum income benefit contracts, guaranteed minimum death benefit contracts and the Company’s pension plans in future periods as well as the recognition of additional pension obligations;

14.
unfavorable claims experience related to workers’ compensation and personal accident exposures of the run-off reinsurance business, including losses attributable to the inability to recover claims from retrocessionaires;

15.
significant deterioration in economic conditions and significant market volatility, which could have an adverse effect on the Company’s operations,  investments, liquidity and access to capital markets;

16.
significant deterioration in economic conditions and significant market volatility, which could have an adverse effect on the businesses of our customers (including the amount and type of health care services provided to their workforce, loss in workforce and our customers' ability to pay receivables) and our vendors (including their ability to provide services);

17.
adverse changes in state and federal laws and regulations, including health care reform legislation and regulation which could, among other items, affect the way the Company does business, increase cost, limit the ability to effectively estimate, price for and manage medical costs, and affect the Company’s health care products, services, technology and processes;

18.
amendments to income tax laws, which could affect the taxation of employer provided benefits, the taxation of certain insurance products such as corporate-owned life insurance, or the financial decisions of individuals whose variable annuities are covered under reinsurance contracts issued by the Company;

19.
potential public health epidemics, pandemics and bio-terrorist activity, which could, among other things, cause the Company’s covered medical and disability expenses, pharmacy costs and mortality experience to rise significantly, and cause operational disruption, depending on the severity of the event and number of individuals affected;

20.	risks associated with security or interruption of information systems, which could, among other things, cause operational disruption;
21.
challenges and risks associated with the successful management of the Company’s outsourcing projects or key vendors, including the agreement with IBM for provision of technology infrastructure and related services; and

22.
the ability to successfully complete the integration of the businesses acquired from Great-West by, among other things, effectively leveraging the information technology platforms and other capabilities of the acquired business to enhance the combined organization’s network access position, underwriting effectiveness, delivery of quality member and provider service, and increased penetration of its membership base with differentiated product offerings.

This list of important factors is not intended to be exhaustive.  Other sections of the Company’s most recent Annual Report on Form 10-K, including the “Risk Factors” section, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, and other documents filed with the Securities and Exchange Commission include both expanded discussion of these factors and additional risk factors and uncertainties that could preclude the Company from realizing the forward-looking statements.  The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Exhibit 1

CIGNA CORPORATION COMPARATIVE SUMMARY OF FINANCIAL RESULTS (unaudited) (Dollars in millions, except per share amounts)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

REVENUES

Premiums and fees	$4,504	$4,013	$9,047	$8,064
Net investment income	283	260	549	489
Mail order pharmacy revenues	351	316	699	628
Other revenues (1)	193	(83)	247	134
Net realized investment gains (losses)	22	(18)	16	(54)
Total	$5,353	$4,488	$10,558	$9,261

ADJUSTED INCOME (LOSS) FROM OPERATIONS (2)

Health Care	$247	$177	$414	$331
Disability and Life	89	90	159	148
International	64	63	136	104
Run-off Reinsurance	-	2	(1)	(47)
Other Operations	24	21	43	39
Corporate	(40)	(40)	(86)	(74)
Total	$384	$313	$665	$501

SHAREHOLDERS' NET INCOME

Segment Earnings (Loss)
_____________________
Health Care (3) (4) (5)	$247	$194	$414	$349
Disability and Life (3) (4) (5)	89	93	159	156
International (3) (5)	64	64	136	106
Run-off Reinsurance	(104)	112	(100)	86
Other Operations (5)	24	21	43	40
Corporate (5)	(40)	(40)	(86)	(62)
Total	280	444	566	675
Net realized investment gains (losses), net of taxes	14	(9)	11	(33)
Shareholders' income from continuing operations	294	435	577	642
Shareholders' income from discontinued operations	-	-	-	1
Shareholders' net income	$294	$435	$577	$643

DILUTED EARNINGS PER SHARE:

Adjusted income from operations (2)	$1.38	$1.14	$2.39	$1.83
Results of guaranteed minimum income benefits business, after-tax	(0.37)	0.40	(0.35)	0.48
Net realized investment gains (losses), net of taxes	0.05	(0.03)	0.04	(0.12)
Special item(s), after-tax (3) (4) (5)	-	0.07	-	0.15
Shareholders' income from continuing operations	1.06	1.58	2.08	2.34
Shareholders' income from discontinued operations	-	-	-	-
Shareholders' net income	$1.06	$1.58	$2.08	$2.34
Weighted average shares (in thousands)	277,536	275,055	277,819	273,965

SHAREHOLDERS' EQUITY at June 30:			$5,976	$4,489

SHAREHOLDERS' EQUITY PER SHARE at June 30:			$21.89	$16.46

(1) Includes pre-tax gains of $92 million and $47 million for the three and six months ended June 30, 2010, respectively, and pre-tax losses of $188 million and $71 million for the three and six months ended June 30, 2009, respectively, from futures contracts entered into as part of a dynamic hedge program to manage equity risks in CIGNA's run-off reinsurance operations. CIGNA recorded corresponding offsets in benefits and expenses to adjust liabilities for reinsured guaranteed minimum death benefit contracts.

(2)  Adjusted income (loss) from operations is segment earnings (loss) (shareholders' income (loss) from continuing operations before net realized investment gains (losses)) excluding results of CIGNA's guaranteed minimum income benefits business and special items. See Exhibit 2 for a detailed reconciliation of adjusted income (loss) from operations to segment earnings (loss), shareholders' income from continuing operations and shareholders' net income presented in accordance with generally accepted accounting principles.

(3) The three and six months ended June 30, 2009 reflects a  pre-tax curtailment benefit of $46 million ($30 million after-tax) resulting from the freeze of CIGNA's pension plans.
          - Pre-tax benefit of $39 million ($25 million after-tax) in Health Care; pre-tax benefit of $6 million ($4 million after-tax) in Disability and Life; and pre-tax benefit of $1 million ($1 million after-tax) in International.

(4) The three and six months ended June 30, 2009 includes a pre-tax charge of $14 million ($9 million after-tax) related to the previously announced cost reduction plan.
          - Pre-tax charge of $13 million ($8 million after-tax) in Health Care and a pre-tax charge of $1 million ($1 million after-tax) in Disability and  Life.

(5) The six months ended June 30, 2009 includes a net tax benefit of $20 million resulting from the completion of the 2005 and 2006 IRS examinations.
          -After-tax benefit of $1 million in Health Care; after-tax benefit of $5 million in Disability and Life; after-tax benefit of $1 million in International; a pre-tax charge of $9 million ($1 million after-tax benefit) in Other Operations; and an after-tax benefit of $12 million in Corporate.

Exhibit 2
CIGNA CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION (unaudited)
RECONCILIATION OF ADJUSTED INCOME (LOSS) FROM OPERATIONS TO SHAREHOLDERS' NET INCOME
(Dollars in millions, except per share amounts)

	Diluted
	Earnings									Disability
	Per Share			Consolidated			Health Care			& Life
Three Months Ended	2Q10	2Q09	1Q10	2Q10	2Q09	1Q10	2Q10	2Q09	1Q10	2Q10	2Q09	1Q10

Adjusted income (loss) from operations (1)	$1.38	$1.14	$1.01	$384	$313	$281	$247	$177	$167	$89	$90	$70

Results of guaranteed minimum income benefits business	(0.37)	0.40	0.02	(104)	110	5	-	-	-	-	-	-

Special item(s), after-tax:
Curtailment benefit (2)	-	0.11	-	-	30	-	-	25	-	-	4	-
Charge for cost reduction plan (3)	-	(0.04)	-	-	(9)	-	-	(8)	-	-	(1)	-

Segment earnings (loss) (1)	1.01	1.61	1.03	280	444	286	$247	$194	$167	$89	$93	$70
Net realized investment gains (losses), net of taxes	0.05	(0.03)	(0.01)	14	(9)	(3)
Shareholders' income from continuing operations (5)	1.06	1.58	1.02	294	435	283
Shareholders' income from discontinued operations	-	-	-	-	-	-
Shareholders' net income (5)	$1.06	$1.58	$1.02	$294	$435	$283

				Run-off			Other
	International			Reinsurance			Operations			Corporate
Three Months Ended	2Q10	2Q09	1Q10	2Q10	2Q09	1Q10	2Q10	2Q09	1Q10	2Q10	2Q09	1Q10

Adjusted income (loss) from operations (1)	$64	$63	$72	$-	$2	$(1)	$24	$21	$19	$(40)	$(40)	$(46)

Results of guaranteed minimum income benefits business	-	-	-	(104)	110	5	-	-	-	-	-	-

Special item(s), after-tax:
Curtailment benefit (2)	-	1	-	-	-	-	-	-	-	-	-	-
Charge for cost reduction plan (3)	-	-	-	-	-	-	-	-	-	-	-	-

Segment earnings (loss) (1)	$64	$64	$72	$(104)	$112	$4	$24	$21	$19	$(40)	$(40)	$(46)

	Diluted
	Earnings						Disability
	Per Share		Consolidated		Health Care		& Life
Six Months Ended June 30,	2010	2009	2010	2009	2010	2009	2010	2009

Adjusted income (loss) from operations (1)	$2.39	$1.83	$665	$501	$414	$331	$159	$148

Results of guaranteed minimum income benefits business	(0.35)	0.48	(99)	133	-	-	-	-

Special item(s), after-tax:
Curtailment benefit (2)	-	0.11	-	30	-	25	-	4
Charge for cost reduction plan (3)	-	(0.03)	-	(9)	-	(8)	-	(1)
Completion of IRS examination (4)	-	0.07	-	20	-	1	-	5

Segment earnings (loss) (1)	2.04	2.46	566	675	$414	$349	$159	$156
Net realized investment gains (losses), net of taxes	0.04	(0.12)	11	(33)
Shareholders' income from continuing operations (5)	2.08	2.34	577	642
Shareholders' income from discontinued operations	-	-	-	1
Shareholders' net income (5)	$2.08	$2.34	$577	$643

			Run-off		Other
	International		Reinsurance		Operations			Corporate
Six Months Ended June 30,	2010	2009	2010	2009	2010	2009	2010	2009

Adjusted income (loss) from operations (1)	$136	$104	$(1)	$(47)	$43	$39	$(86)	$(74)

Results of guaranteed minimum income benefits business	-	-	(99)	133	-	-	-	-

Special item(s), after-tax:
Curtailment benefit (2)	-	1	-	-	-	-	-	-
Charge for cost reduction plan (3)	-	-	-	-	-	-	-	-
Completion of IRS examination (4)	-	1	-	-	-	1	-	12

Segment earnings (loss) (1)	$136	$106	$(100)	$86	$43	$40	$(86)	$(62)

(1) CIGNA measures the financial results of its segments using "segment earnings (loss)," which is defined as shareholders' income (loss) from continuing operations before net realized investment gains (losses). Adjusted income (loss) from operations is defined as segment earnings excluding special items and results of CIGNA's guaranteed minimum income benefit business.

(2) The three and six months ended June 30, 2009 reflects a pre-tax curtailment benefit of $46 million ($30 million after-tax) resulting from the freeze of CIGNA's pension plans.

(3) The three and six months ended June 30, 2009 includes a pre-tax charge of $14 million ($9 million after-tax) related to the previously announced cost reduction plan.

(4) The six months ended June 30, 2009 includes a net tax benefit of $20 million resulting from the completion of the 2005 and 2006 IRS examinations.

(5) Shareholders' income from continuing operations and shareholders' net income are presented in accordance with generally accepted accounting principles (GAAP).